EXHIBIT 99.1

ZION OIL & GAS CLOSES SIXTH IPO ROUND AND PREPARES

FOR END OF OFFERING

$1,520,855 Raised Bring IPO Total to Date to $11,121,845

As in prior years, 'Going Concern' opinion noted in Auditors Report

Caesarea, Israel - April 23, 2007 - Richard Rinberg, Chief Executive Officer of Zion Oil & Gas, Inc. (Amex: ZN), of Dallas, Texas and Caesarea, Israel, announced today that the company has issued 217,265 shares of common stock in the sixth round (and a small supplementary fifth round closing in early April) of its initial public offering. Zion's offering is being underwritten on a best efforts basis by Network 1 Financial Securities, Inc. of Red Bank, New Jersey. The shares were issued at $7 per share, and the amount raised in the sixth round (and the small supplementary fifth round closing) was $1,520,855. To date, Zion has issued a total of 1,588,835 shares in consideration of a total of $ 11,121,845.

Zion continues to accept subscriptions in its offering at $7.00 per share up to a maximum of $14 million and another closing has been scheduled for May 11, 2007. If, however, the $14 million maximum is reached earlier, the offering will be terminated immediately. The deadline for sending in subscriptions for the scheduled closing is May 4, 2007; subscriptions will be processed on a 'first-come, first-served' basis.

Zion is a development stage company, has no operating revenue, limited capital resources and an operating loss. Consequently, as in prior years, Zion's audited financial statements for the year ending December 31, 2006 contain a statement by its auditors that raise doubt about it being able to continue as a 'going concern' unless it is able to raise additional capital.

Zion Oil & Gas, a Delaware corporation, explores for oil and gas in Israel on its Ma'anit-Joseph License and Asher Permit areas located onshore between Tel Aviv and Haifa. The net proceeds of Zion's offering will mainly be used for a completion attempt on the Ma'anit #1 exploratory well drilled by Zion in 2005 to a total depth of 15,842 feet and, if the maximum offering is successfully completed, to drill an appraisal and deep test well, the Ma'anit-Rehoboth #2, on its license. Zion commenced remedial cementing operations on the Ma'anit #1 on April 16, 2007. In the event of a commercial discovery, following recovery of certain exploratory costs, Zion intends to donate 6% of its gross revenues from the license to two charitable trusts to be established by Zion, one in Israel and one in the U.S. The common stock of Zion is traded on the American Stock Exchange under the ticker symbol "ZN".

The Securities are being offered by Zion in its Initial Public Offering by prospectus only, and only within those States and other jurisdictions in which the securities may be sold. This announcement is neither an offer to sell nor a solicitation of any offer to buy.

FORWARD LOOKING STATEMENTS: Statements in this press release that are not historical fact, including statements regarding future closings of the offering, the timing and results thereof, Zion's planned operations, potential results thereof and plans contingent thereon, are forward-looking statements as defined in the "Safe Harbor'' provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's prospectus and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE: Zion Oil & Gas, Inc., has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest directly in the offering, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the company and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter, Network I Financial Securities, Inc. will arrange to send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466). Links to the SEC location, or to the documents in PDF, may be found on Zion's home page at www.zionoil.com.

Contact:

Sandy Green
Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300
Dallas, TX 75231
214-221-6510
Email: sandy@zionoil.com